Exhibit 99.1

FOR IMMEDIATE RELEASE

Prologis Signs Agreement to Acquire 3.2 Million Square Feet of Class-A Logistics Facilities

SAN FRANCISCO (Feb. 11, 2015) – Prologis, Inc. (NYSE: PLD), the global leader in industrial real estate, today announced the signing of a definitive agreement to acquire a portfolio of Class-A logistics and retail assets from Morris Realty Associates LLC (“Morris”) for an aggregate price of approximately $820 million.

Upon closing, Prologis will acquire a 100-percent occupied portfolio of 8 Class-A operating and development properties totaling 3.2 million square feet. Also included in the portfolio are 13 retail properties totaling 2.2 million square feet, which will be marketed for sale.

“Portfolios of this size, location and quality are extremely rare,” said Nick Kittredge, president, Prologis East Region. “This off-market transaction follows a long-standing relationship with Morris. It will add state-of-the-art product to our portfolio in northern New Jersey and underscores the strength and appeal of our currency through our OP unit structure.”

Morris will contribute the industrial and retail portfolios in exchange for common operating partnership units and a new class of common limited partnership units. The transaction is subject to Prologis’ satisfactory completion of due diligence, customary closing conditions and is expected to close in late April, 2015.

Refer to our report on Form 8-K filed with the SEC for additional information regarding this agreement.

ABOUT PROLOGIS

Prologis, Inc., is the global leader in industrial real estate. As of December 31, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 590 million square feet (55 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including third-party logistics providers, transportation companies, retailers and manufacturers.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management. Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this document.

MEDIA CONTACTS

Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Nina Beizai, Tel: +1 415 733 9493, nbeizai@prologis.com, San Francisco